Exhibit 99.h.1


                             ADMINISTRATION CONTRACT


         Contract made as of October 8, 2003, between SMA RELATIONSHIP TRUST, a Delaware statutory trust ("Trust"), and UBS GLOBAL ASSET MANAGEMENT (US) INC. ("UBS Global AM"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and currently has multiple distinct series of shares of beneficial interest, which correspond to distinct portfolios and have been designated as the funds listed on Exhibit A, as it may be amended from time to time (each a "Fund" and, collectively, "Funds"); and

         WHEREAS, the Trust desires to retain UBS Global AM as administrator to furnish certain administrative services to the Trust with respect to the Funds, and UBS Global AM is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints UBS Global AM as administrator of the Trust and each Fund for the period and on the terms set forth in this Contract. UBS Global AM accepts such appointment and agrees to render the services herein set forth.

         2. DUTIES AS ADMINISTRATOR. UBS Global AM shall furnish, at its own expense, the executive, supervisory and clerical personnel necessary in order to administer the affairs of the Trust and each Fund subject to the supervision of the Trust's Board of Trustees ("Board"). In carrying out the terms of this Contract, UBS Global AM shall:

                  (a) provide office space, equipment and facilities (which may include UBS Global AM's or its affiliates) for maintaining the Trust's organization, for meetings of the Trust's Board and shareholders, and for performing administrative services hereunder;

                  (b) supervise and manage all aspects of the Funds' operations (other than investment advisory activities), assist in the selection of and supervise relations with, and monitor the


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         performance of, custodians,  depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary and desirable by the Board;

                  (c) provide certain internal clerical and legal services, and stationery and office supplies;

                  (d) provide accounting services, including:

                           1) determining  and arranging for the  publication of
                  the net asset value of each Fund;

                           2) preparing  financial  information for presentation
                  to the Trust's Board;

                           3)  preparing  and   monitoring  the  Trust's  annual
                  expense budget, and establishing daily accruals;

                           4) calculating  contractual expenses and coordinating
                  payment of Fund expenses;

                           5) calculating periodic dividend rates to be declared
                  in accordance with guidelines and supervising the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

                           6) calculating total return (and, if applicable, yield) information as described in the current prospectuses and statement of additional information;

                           7) coordinating audit packages for use by independent
                  public accountants;

                           8) responding to regulatory audits;

                  (e) provide non-investment related statistical and research data and such other reports, evaluations and information as the Funds may request from time to time;

                  (f)   monitor   each  Fund's   compliance   with  the  current
         registration statement, the 1940 Act, the Internal Revenue Code and other applicable laws and regulations;

                  (g) prepare, to the extent requested by the Trust, and coordinate with Trust's counsel, prospectuses, statements of



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         additional information,  registration statements,  proxy statements and annual and semi-annual reports to shareholders;

                  (h) arrange for the printing and mailing of an annual list of shareholders, proxy statements and other reports or other materials provided to the Funds' shareholders;

                  (i) supervise and facilitate the solicitation of proxies solicited by the Trust for all shareholder meetings, including the tabulation process for shareholder meetings;

                  (j) support outside auditors in preparing and filing all the Funds' federal and state tax returns and required tax filings;

                  (k)  prepare   periodic   reports  to  and  filings  with  the
         Securities and Exchange Commission (the "SEC") and state Blue Sky authorities with the advice of the Funds' counsel;

                  (l) maintain the Trust's existence, and during such times as the shares of the Funds are publicly offered, maintain the registration and qualification of the Funds' shares under federal and state law;

                  (m) coordinate the Trust's board meeting schedule, initiate the agenda and coordinate production of board meeting materials;

                  (n) provide individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

                  (o) keep and maintain the financial accounts and records of the Funds;

                  (p) analyze and propose changes to shareholder services designed to enhance the value or convenience of the Funds as an investment vehicle;

                  (q) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;



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                  (r)  provide  the Board on a regular  basis with  reports  and analyses of each Fund's operations and the operations of comparable investment companies; and

                  (s) take any other actions which appear to UBS Global AM and the Board necessary to carry into effect the purposes of this Contract.

         3. FURTHER DUTIES. In all matters relating to the performance of this Contract, UBS Global AM will act in conformity with the Agreement and Declaration of Trust, By-Laws, and registration statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         4. DELEGATION OF UBS GLOBAL AM'S DUTIES AS ADMINISTRATOR. With respect to any or all Funds, UBS Global AM may enter into one or more contracts ("Sub-Administration Contract") with one or more sub-administrators in which UBS Global AM delegates to such sub-administrators any or all of its duties specified in Paragraph 2 of this Contract, provided that each Sub-Administration Contract imposes on the sub-administrator bound thereby all the corresponding duties and conditions to which UBS Global AM is subject by Paragraph 2 of this Contract and all the duties and conditions of Paragraph 3 of this Contract.

         5. SERVICES NOT EXCLUSIVE. The services furnished by UBS Global AM hereunder are not to be deemed exclusive and UBS Global AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         6. COMPENSATION. UBS Global AM shall not receive a fee for the services to be rendered under this Contract.

         7. LIMITATION OF LIABILITY OF UBS GLOBAL AM. UBS Global AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the



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extent that such a loss results from negligence,  willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of UBS Global AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such Fund or the Trust, to be rendering such services to or acting solely for the Fund or the Trust and not as an officer, director, employee, or agent or one under the control or direction of UBS Global AM even though paid by it.

         8. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE TRUST. No Trustee, shareholder, officer, employee or agent of any Fund shall be liable for any obligations of any Fund or the Trust under this Contract, and UBS Global AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to any Trustee, shareholder, officer, employee or agent. Moreover, this Contract shall be deemed to create a separate agreement with the Trust acting on behalf of its respective series listed on Exhibit A hereto, as though the Trust had separately executed an identical agreement for all of its respective series. For each reference in this Agreement to Trust shall be deemed a reference solely to the particular series to which the provision relates. In no circumstances shall the rights, obligations or remedies with respect to a particular series constitute a right, obligation or remedy applicable to any other series.

         9. CONFIDENTIALITY. UBS Global AM shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that UBS Global AM shall not sell or knowingly provide such list or lists to any unaffiliated person. UBS Global AM agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and the Funds and its prior, present or potential shareholders. In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30) ("Reg S-P"), UBS Global AM will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with UBS Global AM and provided that any such information disclosed to an affiliate of UBS Global AM shall be under the same limitations of non-disclosure.

         10. EQUIPMENT FAILURES. In the event of equipment failures beyond UBS Global AM's control, UBS Global AM shall, at no additional



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expense to the Trust,  take reasonable steps to minimize  service  interruptions but shall have no liability with respect thereto. UBS Global AM shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         11. CERTAIN RECORDS. UBS Global AM shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by UBS Global AM on behalf of the Trust shall be prepared and maintained at the expense of UBS Global AM, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, UBS Global AM shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that UBS Global AM may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify UBS Global AM against such liability.

         12. TERMINATION. This Contract shall become effective upon the date hereinabove written and may be terminated at any time, with respect to any Fund without the payment of any penalty, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities or on sixty days' written notice to UBS Global AM or by UBS Global AM at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Contract with respect to any given Fund shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Fund.

         13. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         14. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that Section 8 above will be construed in



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accordance  with  the laws of the  State of  Delaware.  To the  extent  that the applicable laws of the State of New York or the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         15. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "interested person," "investment adviser," "majority of outstanding voting securities" and "prospectus," shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.




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         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

UBS GLOBAL ASSET                            UBS GLOBAL ASSET
MANAGEMENT (US) INC.                        MANAGEMENT (US) INC.


By:    /s/ David M. Goldenberg              By:    /s/ Mark Carver
Name:  David M. Goldenberg                  Name:  Mark Carver
Title: Executive Director and               Title: Executive Director
       Deputy General Counsel


SMA RELATIONSHIP TRUST                      SMA RELATIONSHIP TRUST


By:    /s/ David M. Goldenberg              By:    /s/ Paul H. Schubert
Name:  David M. Goldenberg                  Name:  Paul H. Schubert
Title: Vice President and Secretary         Title: Treasurer and
                                                   Principal Accounting Officer





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                                    EXHIBIT A


1. Series M

2. Series T








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